UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 28, 2005

Russ Berrie and Company, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Bauer Drive, Oakland, New Jersey 07436
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 337-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Russ Berrie and Company, Inc. (the “Company”) and certain of its domestic wholly-owned subsidiaries party thereto (the “Specified Subsidiaries”), entered into a $105,000,000 Credit Agreement dated as of June 28, 2005 (the “Credit Agreement”) with the financial institutions parties thereto as Facility A Lenders, the financial institutions parties thereto as Facility B Lenders, LaSalle Bank National Association, in its capacity as “Issuing Bank” thereunder, LaSalle Business Credit, LLC (in its individual capacity, “LaSalle”), as administrative agent (in such capacity, the “Administrative Agent”) for the lenders and the Issuing Bank, and those lenders, if any designated therein as the “Documentation Agent” or “Syndication Agent”.  Unless otherwise specified herein, capitalized terms used but undefined herein shall have the meanings ascribed to them in the Credit Agreement.  In addition, the Company's Canadian subsidiary, Amram's Distributing Ltd. (“Amrams”), executed on June 30, 2005, as of June 28, 2005, a separate credit agreement with the financial institutions party thereto and LaSalle Business Credit, a division of ABN AMRO Bank, N.V., Canada Branch, a Canadian branch of a Netherlands bank, with respect to a maximum U.S. $10.0 million revolving loan (described below).  The Credit Agreement replaces the Financing Agreement, dated as of December 15, 2004, as amended as of March 18, 2005 and March 31, 2005, among the Company, the lenders named therein and Ableco Finance LLC, as collateral agent and administrative agent, with respect to a term loan in the original principal amount of $125,000,000, scheduled to mature November 14, 2007 (the “Financing Agreement”), which is described in detail in the Company’s Current Report on Form 8-K filed on December 22, 2004 (the “Financing Agreement 8-K”).  All obligations under the Financing Agreement were repaid using proceeds from the Credit Agreement and other available cash, and such Financing Agreement was terminated concurrently with the execution of the Credit Agreement.  There were no fees triggered as a result of the early termination of the Financing Agreement, however, in conjunction therewith, the Company will write-off approximately $4,800,000 in deferred financing costs.  Remaining amounts available under the Credit Agreement will be used for working capital requirements and general corporate purposes.

The obligations under the Credit Agreement (the “Commitments”) consist of Facility A Obligations and Facility B Obligations:  the Facility A Obligations are comprised of (a) a $52.0 million revolving credit facility (the “Revolving Loan”), with a subfacility for letters of credit to be issued by the Issuing Bank in an amount not to exceed $10.0 million, and (b) a $13.0 million term loan facility (“Term Loan A”); the Facility B Obligations consist of a $40.0 million term loan facility (“Term Loan B”).  If there is no default or event of default occurring, on the terms and conditions set forth in the Credit Agreement, and subject to the payment of applicable fees, the Revolving Loan may be increased to a maximum of $75.0 million.  The Company drew down $23,800,000 on the Revolving Loan on the Closing Date.

The principal of Term Loan A will be repaid in equal monthly installments of $216,666.67 (subject to reduction by prepayments), to be made on the last day of each month (with the first such payment being due on July 31, 2005).  A final installment in the aggregate amount of the unpaid principal balance of Term Loan A (in addition to all outstanding amounts under the Revolving Loan) is due and payable on June 28, 2010, and the principal of Term Loan B is due and payable on December 28, 2010, in each case subject to earlier termination in accordance with the terms of the Credit Agreement.  Notwithstanding the foregoing, the Company shall be required to repay Term Loan B in full upon a full redemption of the Facility A Obligations.

The Commitments will bear interest at a rate per annum equal to the sum of the Base Rate (for Base Rate Loans) or the LIBOR Rate (for LIBOR Loans) plus an applicable margin, in accordance with a pricing grid based on the most recent quarter-end Total Debt to EBITDA Ratio, which applicable margin shall range: (i) with respect to the Revolving Loan, from 1.50% - 2.25% for LIBOR Loans and from 0.0% - 0.75% for Base Rate Loans, (ii) with respect to Term Loan A, from 2.00% - 2.75% for LIBOR Loans and from 0.50% - 1.25% for Base Rate Loans, and (iii) with respect to Term Loan B (a deemed LIBOR Loan), from 6.00% - 7.50%; provided, however, that from the closing date under the Credit Agreement, until delivery of the financial statements and compliance certificate with respect to the fiscal year ending December 31, 2005 (the “Initial Period”), the applicable interest rate margins shall be as follows:  (i) with respect to the Revolving Loan, 1.75% for LIBOR Loans and 0.25% for Base Rate Loans, (ii) with respect to Term Loan A, 2.25% for LIBOR Loans and 0.75% for Base Rate Loans, and (iii) with respect to Term Loan B, 7.00%.  Notwithstanding the foregoing, if LaSalle cannot achieve a complete distribution of the Facility B Obligations, the Administrative Agent shall be entitled (within 45 days of the Closing Date) to increase the interest rate margins on Term Loan B by up to 1.50%.  Interest rates shall increase to the highest level in the grid if required financial statements and compliance certificates are not delivered when due until the first business day after such items are delivered.

Interest will be due and payable (i) with respect to Base Rate Loans, monthly in arrears on the last day of each calendar month, upon a prepayment and at maturity and (ii) with respect to LIBOR Loans, on the last day of each Interest Period, upon a prepayment (and if the Interest Period is in excess of three months, on the three-month anniversary of the first day of such Interest Period), and at maturity.

In connection with the execution of the Credit Agreement and the Canadian Credit Agreement (defined below), the Company paid aggregate underwriting fees of $1,325,000 and aggregate agency fees of $40,000.  Aggregate agency fees of $40,000 will be payable on each anniversary of the Closing Date.  The Revolving Loan shall be subject to an annual non-use fee (payable monthly, in arrears, and upon termination of the relevant obligations) based on the most recent quarter-end Total Debt to EBITDA Ratio ranging from 0.375% - 0.50% for unused amounts under the Revolving Loan, an annual letter of credit fee (payable monthly, in arrears, and upon termination of the relevant obligations) for undrawn amounts with respect to each letter of credit based on the most recent quarter-end Total Debt to EBITDA Ratio ranging from 1.50% - 2.25% (subject to increase by 2% at any time an event of default exists), customary letter of credit administration fees and a letter of credit fronting fee in amounts agreed to by the Company and the Issuing Bank.  Notwithstanding the foregoing, during the Initial Period, the non-use fee shall equal 0.375% and the letter of credit fee shall equal 1.75%.  In addition, if the Facility A Termination Date occurs prior to the first anniversary of the Closing Date, the Company shall pay a termination fee equal to 1% of the sum of (i) the highest Maximum Revolving Commitment that had been in effect at any time prior to such termination plus (ii) the original principal balance of Term Loan A.  Under certain circumstances set forth in the Credit Agreement, prepayment of all or a portion of Term Loan B will require the payment of a prepayment premium ranging from 1.0% - 2.0% of the amount so prepaid depending on the date of such prepayment, in addition to payment of costs associated with breakfunding on LIBOR loans (no such prepayment premium will be required after the second anniversary of the Closing Date).

Mandatory prepayments of the Commitments shall be required until paid in full upon the receipt of (i) any Net Cash Proceeds from any Asset Disposition (or financing or refinancing any Obligations with specified debt), and (ii) any Net Cash Proceeds from any issuance of Capital Securities of any

Loan Party (excluding specified issuances) or the issuance of any Debt of any Loan Party (excluding specified Debt), in an amount equal to 100% of such Net Cash Proceeds, which amounts shall be applied as set forth in the Credit Agreement.

The Credit Agreement contains affirmative and negative covenants, including, without limitation, financial reporting (including annual delivery of projections), notice requirements with respect to specified events, required compliance certificates, required borrowing base certificates, limitations on the issuance of equity, limitations on liens, limitations on the incurrence of further indebtedness, limitations on mergers, consolidations, sales of assets and other transactions outside of the ordinary course of business, limitations on dividends (described below), stock redemptions or repurchases and/or the prepayment or redemption of other debt (including the Earnout Consideration, as described below), limitations on the payment of fees to equityholders or affiliates thereof, limitations on investments and limitations on transactions with affiliates.  The Credit Agreement contains the following financial covenants (the “Financial Covenants”):  (i) a minimum Fixed Charge Coverage Ratio, (ii) a maximum Total Debt to EBITDA Ratio and (iii) a minimum Excess Revolving Loan Availability requirement of $2,500,000.  With respect to dividends, the Company is not permitted to pay a dividend unless before and after giving effect to the payment of such dividends, Excess Revolving Loan Availability will equal or exceed $15,000,000 and no violation of the Financial Covenants would then exist, or would, on a pro forma basis, result therefrom.  Any such dividends may be declared no more frequently than quarterly and must take the form of regular cash dividends.  With respect to the Earnout Consideration, the Company will be permitted to pay all or a portion of the Earnout Consideration to the extent that, before and after giving effect to such payment, Excess Revolving Loan Availability will equal or exceed $15,000,000 and no violation of the Financial Covenants would then exist, or would, on a pro forma basis, result therefrom.

The Credit Agreement contains certain events of default, including, among others, non-payment of principal, interest, fees, reimbursement obligations with respect to any letter of credit or other amounts, breach of representations and warranties in any material respect, violation of covenants, specified cross defaults, bankruptcy events, judgments, ERISA or other pension plan violations, specified losses of collateral, the occurrence of a change of control of the Company, and/or any drawing under the EDA Standby L/C.  If an event of default occurs and is continuing: (i) the Administrative Agent is entitled to, and under specified circumstances is required to, declare the Commitments to be terminated in whole or in part and/or declare all or any part thereof to be due and payable and/or demand that the Company and the Specified Subsidiaries immediately cash collateralize all or any letters of credit, (provided that upon events of bankruptcy, the Commitments will be immediately due and payable, and the Company and the Specified Subsidiaries will be required to immediately cash collateralize all or any letters of credit), and (ii) a default interest rate may, and in the event of specified payment defaults or bankruptcy events will, become applicable to the Commitments at a rate per annum equal to the rate of interest otherwise in effect plus 2%.

The Credit Agreement contains various conditions to lending, including that no event of default or unmatured event of default shall have occurred or be continuing.

In order to secure the obligations of the Company and the Specified Subsidiaries, the Company has pledged 100% of the equity interests of the Specified Subsidiaries and 65% of the equity interests of its First Tier Foreign Subsidiaries to the Administrative Agent, and has granted security interests to the Administrative Agent in substantially all of its personal property, all pursuant to the terms of a Guaranty and Collateral Agreement made on June 28, 2005 among the Company, the Specified Subsidiaries and the Administrative Agent (the “GC Agreement”). In addition, pursuant to the GC Agreement, the Specified Subsidiaries have provided guarantees of the Company’s and their obligations under the Credit Agreement and have granted security interests to the Administrative Agent in substantially all of their personal property and have pledged 65% of the equity of their First Tier Foreign Subsidiaries in order to secure the Company’s and their obligations to the lenders under the Credit Agreement and such subsidiaries’ guarantees.  As additional security for Sassy, Inc.’s obligations under the Credit Agreement, Sassy, Inc. has granted a mortgage for the benefit of the Administrative Agent and the lenders on the real property located at 2305 Breton Industrial Park Drive, S.E., Kentwood, Michigan.

The Security Agreement made on December 15, 2004 among the Company, its subsidiaries party thereto and the agent under the Financing Agreement, executed in connection with the Financing Agreement and described in the Financing Agreement 8-K, and all other loan and/or security agreements executed in connection with such Financing Agreement or Security Agreement, were terminated concurrently with the execution of the Credit Agreement.

As contemplated by the Credit Agreement, the Company’s Canadian subsidiary, Amram’s Distributing Ltd. (“Amrams”), executed on June 30, 2005, as of June 28, 2005, a separate Credit Agreement (acknowledged by the Company) with the financial institutions party thereto and LaSalle Business Credit, a division of ABN AMRO Bank, N.V., Canada Branch, a Canadian branch of a Netherlands bank, as issuing bank and administrative agent (the “Canadian Credit Agreement”), and related loan documents with respect to a maximum U.S. $10.0 million revolving loan (the “Canadian Revolving Loan”), with a subfacility for letters of credit in an amount not to exceed U.S. $2.0 million.  If there is no default or event of default occurring under the Canadian Credit Agreement, upon the terms and conditions set forth therein, and subject to the payment of applicable fees, the Canadian Revolving Loan may be increased to a maximum commitment of U.S. $15.0 million.  All outstanding amounts under the Canadian Revolving Loan will be due and payable on June 28, 2010, subject to earlier termination in accordance with the terms of the Canadian Credit Agreement.

All capitalized terms used in this paragraph but undefined in this or the preceding paragraph shall have the meanings ascribed to them in the Canadian Credit Agreement.  The Canadian Revolving Loan will bear interest at a rate per annum equal to the sum of (x)(i) the Base Rate or the Canadian Base Rate, at the option of Amrams (for Base Rate Loans) or (ii) the LIBOR Rate (for LIBOR Loans) plus (y) an applicable margin, in accordance with a pricing grid based on the most recent quarter-end Total Debt to EBITDA Ratio, ranging from 1.50% - 2.25% for LIBOR Loans and from 0.0% - 0.75% for either Base Rate Loans or Canadian Base Rate Loans; provided, however, that from the closing date under the Canadian Credit Agreement, until delivery of the financial statements and compliance certificate with respect to the fiscal year ending December 31, 2005 (the “Canadian Initial Period”), the applicable interest rate margins shall be 1.75% for LIBOR Loans and 0.25% for either Base Rate Loans or Canadian Base Rate Loans; and provided further, that at all times, the applicable margin for that portion of the Canadian Revolving Loan that on any day is equal to the Notional Real Estate Sublimit shall equal the otherwise applicable rate plus 0.50%.  Interest rates shall increase to the highest level in the grid if required financial statements and compliance certificates are not delivered when due until the first business day after such items are delivered.

Accrued interest under the Canadian Revolving Loan is due and payable under the same terms and conditions as the Revolving Loan under the Credit Agreement.

The Canadian Revolving Loan shall be subject to an annual non-use fee, an annual letter of credit fee, customary letter of credit administration fees, and a letter of credit fronting fee on substantially similar terms as the Facility A Obligations under the Credit Agreement (including fees with respect to the Canadian Initial Period).  However, if the Canadian Revolving Loan is terminated prior to the first anniversary of the closing date of the Canadian Credit Agreement, Amrams shall pay a termination fee equal to 1.0% of the highest Maximum Revolving Commitment (as defined thereunder) that had been in effect at any time prior to such termination.

The Canadian Credit Agreement contains mandatory prepayment provisions, affirmative and negative covenants (but no financial covenants), and events of default substantially similar to those set forth under the Credit Agreement.  An event of default under or termination of the Credit Agreement shall be an event of default under the Canadian Credit Agreement.

In order to secure its obligations under the Canadian Credit Agreement, Amrams has granted security interests to the administrative agent thereunder in substantially all of its real and personal property.  In addition, the Company has executed an unsecured Guarantee (the “Canadian Guaranty”) to guarantee the obligations of Amrams under the Canadian Credit Agreement.

As reported in the Financing Agreement 8-K, the Company executed the Earnout Security Documents in order to secure the Company’s obligation to pay the Earnout Consideration.  The guarantees and security interests granted under the Earnout Security Documents remain in effect and remain subordinated to the senior indebtedness of the Company arising under the Credit Agreement.

The foregoing descriptions of the Credit Agreement, the GC Agreement, the Canadian Credit Agreement and the Canadian Guaranty are qualified in their entirety by reference to the full text of such documents, each of which is attached hereto as Exhibits 4.5, 4.6, 4.7 and 4.8, respectively.

Item 1.02  Termination of a Material Definitive Agreement

The disclosures required by this Item are set forth in Item 1.01 above, which is incorporated herein by reference thereto.

Section 2 — Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item are set forth in Item 1.01 above, which is incorporated herein by reference thereto.

Section 8 — Other Events

On June 28, 2005, the Company issued a press release announcing consummation of the transactions contemplated by the Credit Agreement.  The press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

(c)  Exhibits

The following exhibits are filed with this report:

Exhibit 4.5*                                   Credit Agreement, dated as of June 28, 2005, among Russ Berrie and Company, Inc. and specified domestic wholly-owned subsidiaries thereof, the financial institutions parties thereto as Facility A Lenders, the financial institutions parties thereto as Facility B Lenders, LaSalle Bank National Association, in its capacity as “Issuing Bank” thereunder, and LaSalle Business Credit, LLC as administrative agent (the “Administrative Agent”) for the lenders and the Issuing Bank, and those lenders, if any designated therein as the “Documentation Agent” or “Syndication Agent”..

Exhibit 4.6*                                   Guaranty and Collateral Agreement made on June 28, 2005 among Russ Berrie and Company, Inc., its subsidiaries party thereto and the Administrative Agent.

Exhibit 4.7*                                   Credit Agreement dated as of June 28, 2005, among Amram’s Distributing Ltd., the financial institutions party thereto and LaSalle Business Credit, a division of ABN AMRO Bank, N.V., Canada Branch, a Canadian branch of a Netherlands bank, as agent.

Exhibit 4.8*                                   Guarantee dated as of June 28, 2005, among Russ Berrie and Company, Inc., the financial institutions party thereto and LaSalle Business Credit, a division of ABN AMRO Bank, N.V., Canada Branch, a Canadian branch of a Netherlands bank, as agent.

Exhibit 99.1                                    Press Release dated June 28, 2005, announcing the execution of the Credit Agreement.

*                                         Schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 5, 2005	RUSS BERRIE AND COMPANY, INC.

		By:	/s/ John D. Wille
John D. Wille
Vice President and
Chief Financial Officer

Exhibit Index

Exhibit 4.5*                                   Credit Agreement, dated as of June 28, 2005, among Russ Berrie and Company, Inc. and specified domestic wholly-owned subsidiaries thereof, the financial institutions parties thereto as Facility A Lenders, the financial institutions parties thereto as Facility B Lenders, LaSalle Bank National Association, in its capacity as “Issuing Bank” thereunder, and LaSalle Business Credit, LLC as administrative agent (the “Administrative Agent”) for the lenders and the Issuing Bank, and those lenders, if any designated therein as the “Documentation Agent” or “Syndication Agent”..

Exhibit 4.6*                                   Guaranty and Collateral Agreement made on June 28, 2005 among Russ Berrie and Company, Inc., its subsidiaries party thereto and the Administrative Agent.

Exhibit 4.7*                                   Credit Agreement dated as of June 28, 2005, among Amram’s Distributing Ltd., the financial institutions party thereto and LaSalle Business Credit, a division of ABN AMRO Bank, N.V., Canada Branch, a Canadian branch of a Netherlands bank, as agent.

Exhibit 4.8*                                   Guarantee dated as of June 28, 2005, among Russ Berrie and Company, Inc., the financial institutions party thereto and LaSalle Business Credit, a division of ABN AMRO Bank, N.V., Canada Branch, a Canadian branch of a Netherlands bank, as agent.

Exhibit 99.1                                    Press Release dated June 28, 2005, announcing the execution of the Credit Agreement.

*                                         Schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request.